EXHIBIT 5.1





                              THERMO FIBERTEK INC.
                                 81 Wyman Street
                                 P. O. Box 9046
                       Waltham, Massachusetts  02254-9046


                                 August 27, 1997


        Thermo Fibertek Inc.
        81 Wyman Street
        P. O. Box 9046
        Waltham, Massachusetts  02254-9046


             Re:  Registration Statement on Form S-3

        Dear Sirs:

             I am Deputy General Counsel to Thermo Fibertek Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of 12,644,628 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company issuable upon conversion of $153,000,000 principal amount of the Company's outstanding 4-1/2% Convertible Subordinated Debentures due 2004 (the "Debentures").

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.
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             3.   The Shares, when issued upon conversion of the
        Debentures, will be validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit
        5.1 to the Registration Statement.

                                           Very truly yours,




                                           /s/ Carl F. Barnes
                                           Deputy General Counsel

        CFB/bb